Exhibit 10.1.c

Fifth Amendment to Guaranty

          This Fifth Amendment to Guaranty (the "Fifth Amendment") is made and entered into as of August 30, 2003, by and between Great Plains Energy Incorporated (the "Guarantor") and Coral Power, L.L.C. (the "Creditor"), and, each a "Party" and collectively the "Parties".

          Witnesseth:

          Whereas, Guarantor issued a certain guaranty dated as of September 12, 2002 in favor of Creditor relating to certain agreements or contracts between Strategic Energy, L.L.C. ("Strategic") and the Creditor, which guaranty was amended by that certain First Amendment to Guaranty, Second Amendment to Guaranty, Third Amendment to Guarantee, Forth Amendment to Guaranty and Guaranty Extension dated as of March 7, 2003, May 9, 2003, May 30, 2003, August 29, 2003 and September 11, 2003, respectively (as so amended, the "Guaranty"), and

          Whereas, Guarantor and Creditor wish to further amend the Guaranty as set forth below.

          Therefore, in consideration of the premises and of the mutual agreements herein contained, the receipt and sufficiency of which is acknowledged by Guarantor and Creditor, the Parties agree as follows:

          1.          Guarantee Extension. The second sentence of Section 9 of the Guarantee hereby is amended and restated in its entirety to read as follows:

This Guaranty shall terminate on the first to occur of (a) ten (10) days after Creditor receives written notice from Guarantor of such termination, (b) the full payment of all Obligations, and (c) September 10, 2005 (the "Termination Date").

          2.           Reduction of Aggregate Liability. Section 11(b) of the Guaranty is hereby amended and restated in its entirety to read as follows:

"(b)          Guarantor's aggregate liability to Creditor under this Guaranty is limited to and shall not exceed Ten Million Dollars ($10,000,000)."

          3.           Effectiveness of Amendment. This Fifth Amendment shall be effective as of the date first above written. Except as specifically amended herein, the Guaranty shall remain in full force and effect in accordance with its terms, and the Guaranty, as amended hereby, is hereby ratified and confirmed.

[signature page follows]

          In witness whereof, the Parties have signed this Fifth Amendment as of the date first written above.

Great Plains Energy Incorporated /s/Andrea F. Bielsker Andrea F. Bielsker Senior Vice President - Finance, Chief Financial Officer and Treasurer
Coral Power, L.L.C. By: /s/Robert E. Long Name: Robert E. Long Title: Vice President-Corporate Finance & Treasurer